Exhibit 99.B(a)(59)

ING INVESTORS TRUST

AMENDMENT #53 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: May 1, 2009

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.             Re-designate ING Global Real Estate Portfolio to ING Clarion Global Real Estate Portfolio, ING Julius Baer Foreign Portfolio to ING Artio Foreign Portfolio, ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio, ING PIMCO Core Bond Portfolio to ING PIMCO Total Return Bond Portfolio, ING Van Kampen Real Estate Portfolio to ING Clarion Real Estate Portfolio, and ING VP Index Plus International Equity Portfolio to ING Index Plus International Equity Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING Artio Foreign Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING Disciplined Small Cap Value Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Focus 5 Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Growth and Income Portfolio II

ING Index Plus International Equity Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Oppenheimer Active Allocation Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING T. Rowe Price Personal Strategy Growth Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Global Tactical Asset Allocation Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee